News Release
www.aviatnetworks.com
Aviat Networks Announces Third Quarter of Fiscal 2017 Financial Results

•	GAAP operating income of $0.1 million represents a $7.7 million improvement year-over-year, Non-GAAP operating income of $0.7 million represents a $7.0 million improvement year-over-year

•	GAAP net loss of $0.4 million represents a $7.5 million improvement year-over-year

•	Adjusted EBITDA of $2.0 million represents a $6.8 million improvement year-over-year

•	Revenue of $58.7 million declined year-over-year by 2.9% as some projects were pushed into fiscal 2018

•	Balance sheet continues to strengthen; cash and cash equivalents grew by $4.9 million in the quarter and $9.4 million since the end of fiscal year 2016

•	Aviat Networks anticipates positive Adjusted EBITDA in its fiscal 2017 fourth quarter, expects a slight loss on a GAAP basis and positive non-GAAP operating income for the full fiscal year
MILPITAS, Calif., May 10, 2017 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks” or “the Company”), the leading expert in microwave networking solutions, today reported financial results for its fiscal 2017 third quarter ended March 31, 2017.
Commenting on the Company’s fiscal 2017 third quarter results, Michael Pangia, President and Chief Executive Officer of Aviat Networks stated, “Generating consistent profitability, and building our cash position remain top priorities, and during the quarter, we accomplished both. We reported positive operating income and Adjusted EBITDA. We also increased our net cash position by $4.9 million, while generating $5.1 million in cash from operations. Gross margins remain above 30% and we took steps to further optimize our business and lower our fixed costs. While revenue and bookings were lower than initially expected, much of this was due to timing. In fiscal 2018, we anticipate the Company will return to top-line growth while further improving profitability.”
Fiscal 2017 Third Quarter Results Comparisons
The Company reported total revenues of $58.7 million for its fiscal 2017 third quarter as compared to $60.5 million in the comparable fiscal 2016 period, a decline of $1.8 million or 2.9%. The year-over-year decline in revenue is primarily related to a decline in international revenue offset in part by an increase in North America revenue.

GAAP gross margins for the fiscal 2017 third quarter were 30.2% as compared to 23.8% in the fiscal 2016 third quarter, an improvement of approximately 640 basis points. Non-GAAP gross margins for the fiscal 2017 third quarter were 30.2% as compared to 23.9% in the fiscal 2016 third quarter, an increase of 630 basis points. Both GAAP and Non-GAAP gross margin percentage improvements were primarily driven by better efficiencies within the Company’s services business combined with process enhancements within supply chain operations.
GAAP total operating expenses for the fiscal 2017 third quarter were $17.7 million as compared to $22.0 million reported in the fiscal 2016 third quarter, a reduction of $4.3 million or 19.8%. Non-GAAP total operating expenses for the fiscal 2017 third quarter, excluding the impact of share-based compensation, were $17.0 million as compared to $20.8 million reported in the fiscal 2016 third quarter, a reduction of $3.8 million or 18.1%. The improvements in both GAAP and Non-GAAP operating expenses were driven by recoveries of bad debt expenses, and continued reductions in overhead expenses.
GAAP operating income was $0.1 million for the fiscal 2017 third quarter as compared to a GAAP operating loss of $7.6 million for the comparable fiscal 2016 period, an improvement of $7.7 million. Non-GAAP operating income was $0.7 million for the fiscal 2017 third quarter as compared to a Non-GAAP operating loss of $6.3 million for the comparable fiscal 2016 period, an improvement of $7.0 million. The Company reported a GAAP net loss from continuing operations of $0.4 million, or a loss of $0.08 per basic and diluted share and Non-GAAP income from continuing operations of $0.4 million or income of $0.07 per basic and diluted share. This compares to a GAAP loss from continuing operations of $8.0 million or a loss of $1.52 per basic and diluted share for the comparable year-ago period, and a Non-GAAP loss from continuing operations attributable to Aviat Networks of $6.6 million or a loss of $1.26 per diluted share for the comparable fiscal 2016 period.
Adjusted EBITDA for the fiscal 2017 third quarter was $2.0 million, compared with an Adjusted EBITDA loss of $4.7 million in the comparable fiscal 2016 period, an improvement of $6.8 million.
Cash and cash equivalents were $39.9 million as of March 31, 2017 as compared to $30.5 million as of July 1, 2016, an improvement of $9.4 million. Additionally, cash and cash equivalents increased $4.9 million during the quarter as compared to $35.0 million reported at the end of the fiscal 2017 second quarter.
Fiscal 2017 Fourth Quarter Outlook
The Company today provided updates on its outlook for the fiscal 2017 fourth quarter. Revenue is expected to be in the range of $57.0 - $62.0 million. The Company’s revised outlook is based primarily on the timing of certain projects which were pushed back to early fiscal 2018. Non-GAAP gross margins are still anticipated to be approximately 30.0%, and non-GAAP operating expenses are now expected to be in the range of $18.0 - $18.5 million in the fiscal 2017 fourth quarter. As such, the Company anticipates it will operate near break-even on a non-GAAP operating basis while posting positive Adjusted EBITDA in the fiscal 2017 fourth quarter.
For the full fiscal year ended June 30, 2017, the Company expects revenue to be between $242.0 and $247.0 million. With the significant improvements in both gross margins and operating expenses as compared to fiscal 2016, the Company anticipates it will generate positive non-GAAP operating income in fiscal 2017 compared to a non-GAAP operating loss of $18.1 million in fiscal 2016. Furthermore, the Company expects to post positive Adjusted EBITDA in fiscal 2017, compared to an Adjusted EBITDA loss of $11.5 million in fiscal 2016.

A reconciliation of GAAP to Non-GAAP financial measures for the third quarter of fiscal 2017 along with the accompanying notes is provided in Table 3 below.
Conference Call Details
Aviat Networks will host a conference call at 4:30 p.m. Eastern Time (ET) on May 10, 2017 to discuss its financial results for the fiscal 2017 third quarter. To listen to the live conference call, please dial toll free (US/CAN) (866) 562-9910, (INTL) (661) 378-9805, conference ID: 15018986. Investors are invited to listen via webcast, which will be broadcasted live and via replay approximately two hours after the call at http://investors.aviatnetworks.com/events.cfm.
Non-GAAP Measures and Comparative Financial Information
Aviat Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Management of Aviat Networks monitors gross margin, research and development expenses, selling and administrative expenses, operating income (loss), income tax provision, (loss) income from continuing operations attributable to Aviat Networks, basic and diluted net (loss) income per share from continuing operations attributable to Aviat Networks, adjusted income (loss) before interest, tax, depreciation and amortization (“Adjusted EBITDA”) attributable to Aviat Networks adjusted to exclude certain costs, charges, gains and losses, on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs, expenses, gains and losses as shown on the attached Reconciliation of Non-GAAP Financial Measures table (Table 3). As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Aviat Networks' business and to better understand our performance. Aviat Networks' management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Aviat Networks presents these non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate its financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.

About Aviat Networks
Aviat Networks, Inc. works to provide dependable products, services and support to our customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 50 years, the experts at Aviat have delivered high performance products, simplified operations and the best overall customer experience. Aviat Networks is headquartered in Milpitas, California. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 including Aviat Networks’ beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2017, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat Networks and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat Networks regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:

•	continued price and margin erosion as a result of increased competition in the microwave transmission industry;

•	the impact of the volume, timing and customer, product and geographic mix of our product orders;

•	our ability to meet financial covenant requirements which could impact, among other things, our liquidity;

•	the timing of our receipt of payment for products or services from our customers;

•	our ability to meet projected new product development dates or anticipated cost reductions of new products;

•	our suppliers' inability to perform and deliver on time as a result of their financial condition, component shortages, or other supply chain constraints;

•	customer acceptance of new products;

•	the ability of our subcontractors to timely perform;

•	continued weakness in the global economy affecting customer spending;

•	retention of our key personnel;

•	our ability to manage and maintain key customer relationships;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation;

•	our failure to protect our intellectual property rights or defend against intellectual property infringement claims by others;

•	the results of restructuring efforts;

•	the ability to preserve and use our net operating loss carryforwards;

•	the effects of currency and interest rate risks;

•	the conduct of unethical business practices in developing countries; and

•	the impact of political turmoil in countries where we have significant business.
For more information regarding the risks and uncertainties for our business, see "Risk Factors" in our Form 10-K filed with the U.S. Securities and Exchange Commission ("SEC") on September 9, 2016 as well as other reports filed by Aviat Networks, Inc. with the SEC from time to time. Aviat Networks undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:

Glenn Wiener, GW Communications for Aviat Networks, Inc.
Tel: 212-786-6011 / Investorinfo@aviatnet.com or GWiener@GWCco.com

Financial Tables to Follow:

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2017 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands, except per share amounts)	March 31, 2017	April 1, 2016	March 31, 2017	April 1, 2016
Revenues:
Revenue from product sales	$39,099	$36,241	$119,781	$134,602
Revenue from services	19,601	24,226	65,662	75,836
Total revenues	58,700	60,467	185,443	210,438
Cost of revenues:
Cost of product sales	26,911	28,454	82,774	98,962
Cost of services	14,057	17,600	46,456	59,628
Total cost of revenues	40,968	46,054	129,230	158,590
Gross margin	17,732	14,413	56,213	51,848
Operating expenses:
Research and development expenses	4,264	5,063	13,682	15,749
Selling and administrative expenses	13,284	16,140	42,527	49,430
Restructuring charges	111	804	343	859
Total operating expenses	17,659	22,007	56,552	66,038
Operating income (loss)	73	(7,594)	(339)	(14,190)
Interest income	42	58	168	195
Interest expense	(7)	(5)	(28)	(98)
Other income	341	—	164	—
Income (loss) from continuing operations before income taxes	449	(7,541)	(35)	(14,093)
Provision for (benefit from) income taxes	779	361	(826)	856
(Loss) income from continuing operations	(330)	(7,902)	791	(14,949)
Income from discontinued operations, net of tax	—	94	—	453
Net (loss) income	(330)	(7,808)	791	(14,496)
Net income attributable to noncontrolling interests, net of tax	69	66	141	260
Net (loss) income attributable to Aviat Networks	$(399)	$(7,874)	$650	$(14,756)

Amount attributable to Aviat Networks:
Net (loss) income from continuing operations, net of tax	$(399)	$(7,968)	$650	$(15,209)
Net income from discontinued operations, net of tax	$—	$94	$—	$453

Basic (loss) income per share attributable to Aviat Networks’ common stockholders:
Continuing operations	$(0.08)	$(1.52)	$0.12	$(2.91)
Discontinued operations	$—	$0.02	$—	$0.09
Net (loss) income	$(0.08)	$(1.50)	$0.12	$(2.82)
Weighted average shares outstanding, basic	5,310	5,255	5,286	5,230

Diluted (loss) income per share attributable to Aviat Networks’ common stockholders:
Continuing operations	$(0.08)	$(1.52)	$0.12	$(2.91)
Discontinued operations	$—	$0.02	$—	$0.09
Net (loss) income	$(0.08)	$(1.50)	$0.12	$(2.82)
Weighted average shares outstanding, diluted	5,310	5,255	5,392	5,230

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2017 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	March 31, 2017	July 1, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$39,910	$30,479
Short-term investments	240	222
Accounts receivable, net	45,177	63,449
Unbilled costs	9,777	5,117
Inventories	20,338	27,293
Customer service inventories	2,178	3,064
Other current assets	11,147	10,790
Total current assets	128,767	140,414
Property, plant and equipment, net	15,713	18,162
Deferred income taxes	5,748	6,068
Other assets	1,296	1,467
Total long-term assets	22,757	25,697
TOTAL ASSETS	$151,524	$166,111
LIABILITIES AND EQUITY
Current Liabilities:
Short-term debt	$8,000	$9,000
Accounts payable	29,816	33,217
Accrued expenses	22,435	23,205
Advance payments and unearned income	23,218	30,615
Restructuring liabilities	1,691	3,910
Total current liabilities	85,160	99,947
Unearned income	7,561	8,387
Other long-term liabilities	1,047	1,409
Reserve for uncertain tax positions	1,411	1,414
Deferred income taxes	1,497	1,497
Total liabilities	96,676	112,654
Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 5,314,860 shares issued and outstanding at March 31, 2017; 5,261,041 shares issued and outstanding at July 1, 2016	53	53
Additional paid-in-capital	813,120	811,601
Accumulated deficit	(746,731)	(747,381)
Accumulated other comprehensive loss	(12,076)	(11,157)
Total Aviat Networks stockholders’ equity	54,366	53,116
Noncontrolling interests	482	341
Total equity	54,848	53,457
TOTAL LIABILITIES AND EQUITY	$151,524	$166,111

AVIAT NETWORKS, INC.
Fiscal Year 2017 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income (loss), income tax provision, (loss) income from continuing operations attributable to Aviat Networks, diluted net (loss) income per share from continuing operations attributable to Aviat Networks, and adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) attributable to Aviat Networks, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2017 Third Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Nine Months Ended
	March 31, 2017	% of Revenue	April 1, 2016	% of Revenue	March 31, 2017	% of Revenue	April 1, 2016	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$17,732	30.2%	$14,413	23.8%	$56,213	30.3%	$51,848	24.6%
WTM inventory write-down recovery	(48)		—		(131)		—
Performance bond expense	—		—		365		—
Share-based compensation	48		44		151		125
Non-GAAP gross margin	17,732	30.2%	14,457	23.9%	56,598	30.5%	51,973	24.7%

GAAP research and development expenses	$4,264	7.3%	$5,063	8.4%	$13,682	7.4%	$15,749	7.5%
Share-based compensation	(38)		(28)		(100)		(92)
Non-GAAP research and development expenses	4,226	7.2%	5,035	8.3%	13,582	7.3%	15,657	7.4%

GAAP selling and administrative expenses	$13,284	22.6%	$16,140	26.7%	$42,527	22.9%	$49,430	23.5%
Share-based compensation	(479)		(388)		(1,260)		(1,165)
Non-GAAP selling and administrative expenses	12,805	21.8%	15,752	26.1%	41,267	22.3%	48,265	22.9%

GAAP operating income (loss)	$73	0.1%	$(7,594)	(12.6)%	$(339)	(0.2)%	$(14,190)	(6.7)%
WTM inventory write-down recovery	(48)		—		(131)		—
Performance bond expense	—		—		365		—
Share-based compensation	565		460		1,511		1,382
Restructuring charges	111		804		343		859
Non-GAAP operating income (loss)	701	1.2%	(6,330)	(10.5)%	1,749	0.9%	(11,949)	(5.7)%

	Three Months Ended				Nine Months Ended
	March 31, 2017	% of Revenue	April 1, 2016	% of Revenue	March 31, 2017	% of Revenue	April 1, 2016	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP income tax provision	$779	1.3%	$361	0.6%	$(826)	(0.4)%	$856	0.4%
Tax refund from Inland Revenue Authority of Singapore	—		—		3,741		—
Adjustment to reflect pro forma tax rate	(479)		(61)		(2,015)		44
Non-GAAP income tax provision	300	0.5%	300	0.5%	900	0.5%	900	0.4%

GAAP (loss) income from continuing operations attributable to Aviat Networks	$(399)	(0.7)%	$(7,968)	(13.2)%	$650	0.4%	$(15,209)	(7.2)%
Share-based compensation	565		460		1,511		1,382
Restructuring charges	111		804		343		859
Nigeria FX (income) loss on dividend receivable	10		—		218		—
WTM inventory write-down recovery	(48)		—		(131)		—
Performance bond expense	—		—		365		—
Gain on liquidation of subsidiary	(349)		—		(349)		—
Tax refund from Inland Revenue Authority of Singapore	—		—		(3,741)		—
Adjustment to reflect pro forma tax rate	479		61		2,015		(44)
Non-GAAP income (loss) from continuing operations attributable to Aviat Networks	$369	0.6%	$(6,643)	(11.0)%	$881	0.5%	$(13,012)	(6.2)%

Diluted (loss) income per share from continuing operations attributable to Aviat Networks stockholders
GAAP	$(0.08)		$(1.52)		$0.12		$(2.91)
Non-GAAP	$0.07		$(1.26)		$0.16		$(2.49)

Shares used in computing diluted (loss) income per share from continuing operations
GAAP	5,310		5,255		5,392		5,230
Non-GAAP	5,511		5,255		5,392		5,230

ADJUSTED EBITDA:
GAAP (loss) income from continuing operations attributable to Aviat Networks	$(399)	(0.7)%	$(7,968)	(13.2)%	$650	0.4%	$(15,209)	(7.2)%
Depreciation and amortization of property, plant and equipment	1,404		1,668		4,540		5,044
Interest	(35)		(53)		(140)		(97)
Share-based compensation	565		460		1,511		1,382
Restructuring charges	111		804		343		859
Nigeria FX (income) loss on dividend receivable	10		—		218		—
WTM inventory write-down recovery	(48)		—		(131)		—
Performance bond expense	—		—		365		—
Gain on liquidation of subsidiary	(349)		—		(349)		—
Provision for income taxes	779		361		(826)		856
Adjusted EBITDA attributable to Aviat Networks	$2,038	3.5%	$(4,728)	(7.8)%	$6,181	3.3%	$(7,165)	(3.4)%
_____________________________________________________

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP income (loss) from continuing operations attributable to Aviat Networks excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP (loss) income from continuing operations attributable to Aviat Networks. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2017 Third Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2017	April 1, 2016	March 31, 2017	April 1, 2016
	(In thousands)
North America	$29,188	$27,151	$97,125	$94,215
International:
Africa and Middle East	17,335	18,178	48,454	69,169
Europe and Russia	4,012	4,383	11,329	16,442
Latin America and Asia Pacific	8,165	10,755	28,535	30,612
	29,512	33,316	$88,318	$116,223
Total Revenue	$58,700	$60,467	$185,443	$210,438